UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021

 CLEARWATER PAPER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (509) 344-5900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
Common Stock, par value $0.0001 per share	CLW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.
On May 28, 2021, the Board of Directors of Clearwater Paper Corporation (the “Company”) approved the indefinite closure of the Company’s production facility in Neenah, Wisconsin (the “Neenah Mill”). The Neenah Mill includes three tissue machines and ten tissue converting lines. The closure will reduce the Company’s total annual tissue and tissue converting production capacities by approximately 54,000 and 70,000 tons, respectively. The Neenah Mill is a high-cost facility, and the closure is intended to further improve operational efficiency across the Company’s tissue production network. The Company will exit its away-from-home business, which had sales in 2020 of approximately 1.5 million cases. The Company intends to continue servicing its retail customers from other locations.
The Company expects that the decision to close the Neenah Mill will impact substantially all of the employees at the Neenah Mill. Accordingly, the Company expects to recognize $6 to $8 million of severance and related benefits charges for these employees over the quarters ending June 30, 2021 and September 30, 2021. As of March 31, 2021, the Neenah Mill had property, plant and equipment with a net book value of approximately $53 million. The Company is unable in good faith to determine the amount or range of amounts of any impairment charges or closing costs which are expected to be incurred in connection with the curtailment. The Company expects to report any non-cash charges in its Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.
Item 2.06	Material Impairments.
The information contained in Item 2.05 is hereby incorporated by reference into this Item 2.06.
Item 7.01	Regulation FD Disclosure.
On June 1, 2021, the Company issued a press release related to the Neenah Mill closure, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press release issued by Clearwater Paper Corporation, dated June 1, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the closure of the Company’s Neenah Mill and its impact on employees, assets, customers, tissue production and capacity, and the Company’s results of operations, financial statements and financial condition as well as the Company’s future plans for production facilities. These forward-looking statements are based on current expectations that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include those risks and uncertainties described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2021, and other risks and uncertainties described from time to time in the Company’s other public filings with the Securities and Exchange Commission. The Company does not undertake to update any forward-looking statements based on new developments or changes to the Company’s expectations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 1, 2021

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary